UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2, 2012

DDR Corp.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-11690	34-1723097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio		44122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (216) 755-5500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 2, 2012, DDR Corp. (the “Company”) entered into separate Sales Agency Financing Agreements (collectively, the “Agreements”) with BNY Mellon Capital Markets, LLC and KeyBanc Capital Markets Inc., respectively (the “Sales Agents”). Under the terms of the Agreements, the Company may issue and sell, from time to time through either of the Sales Agents, up to an aggregate of $200,000,000 of its common shares, $0.10 par value per share (the “Shares”). The term of each of the Agreements will be a period of up to three years. The Sales Agents will act as the Company’s agents in connection with any offerings of the Shares under the Agreements.

The Shares may be offered in one or more selling periods, none of which will exceed 20 trading days. The sales, if any, of the Shares under either of the Agreements will be made in “at the market offerings” as defined in Rule 415 of the Securities Act of 1933, including sales made directly on the New York Stock Exchange, to or through a market maker or through an electronic communications network, or, if the Company and either of the Sales Agents agree in writing, sales may be made in privately negotiated transactions. The Company shall specify to the applicable Sales Agent (i) the aggregate selling price of the Shares to be sold during a selling period, which may not exceed $100,000,000 without the applicable Sales Agent’s prior written consent, and (ii) the minimum price below which sales may not be made, which may not be less than $2.00 per share without the applicable Sales Agent’s prior written consent.

The Company will pay each Sales Agent a commission at a mutually agreed rate, not to exceed 2.0% of the sales price of all Shares sold through it as agent under the applicable Agreement, plus its reasonable documented out-of-pocket expenses, including fees and expenses of counsel (up to $40,000 in the aggregate), as well as legal fees in connection with continuing due diligence (up to $15,000 for any fiscal quarter) in connection with its services under the applicable Agreement.

The Shares will be issued pursuant to the Company’s automatic shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-184221) filed on October 1, 2012 with the Securities and Exchange Commission. The Company filed a prospectus supplement, dated October 2, 2012, to the prospectus, dated October 1, 2012, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

The Agreements are filed as Exhibit 1.1 and Exhibit 1.2 to this Current Report on Form 8-K and are incorporated herein by reference. This description of the material terms of the Agreements is qualified in its entirety by reference to such exhibits.

In the ordinary course of business, the Sales Agents and/or their respective affiliates have provided, and may in the future provide, investment banking, commercial banking, corporate trust services and other services for the Company from time to time for which they have received, and will in the future receive, customary fees and reimbursement of expenses. The Sales Agents or their respective affiliates are lenders under the Company’s $750 million unsecured revolving credit facility and the Company’s secured term loan. Upon any application of the net proceeds from the sale of Shares pursuant to either of the Agreements to repay amounts outstanding under this facility or this loan, each such lender will receive its proportionate share of the amount being repaid.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Sales Agency Financing Agreement, dated October 2, 2012, between DDR Corp. and BNY Mellon Capital Markets, LLC

1.2	Sales Agency Financing Agreement, dated October 2, 2012, between DDR Corp. and KeyBanc Capital Markets Inc.

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDR CORP.

By:	/s/ David J. Oakes
David J. Oakes
Senior Executive Vice President and
Chief Financial Officer

Date: October 3, 2012

EXHIBIT INDEX

Exhibit Number	Description

1.1	Sales Agency Financing Agreement, dated October 2, 2012, between DDR Corp. and BNY Mellon Capital Markets, LLC

1.2	Sales Agency Financing Agreement, dated October 2, 2012, between DDR Corp. and KeyBanc Capital Markets Inc.

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1)